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                                                                   Exhibit 10.13

                         EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT made as of JANUARY 1, 2002.


B E T W E E N:


         R. CRAIG BARTON, BUSINESSMAN, OF 44843 SOUTH SUMAS ROAD,
         IN THE DISTRICT OF CHILLIWACK, IN THE PROVINCE OF
         BRITISH COLUMBIA;  V2R 4A7;

         (THE "EXECUTIVE")

         - AND -

         BARTON INSURANCE BROKERS LTD., A BODY CORPORATE, DULY
         INCORPORATED UNDER THE LAWS OF THE PROVINCE OF
         BRITISH COLUMBIA;

         (THE "BROKER")

         - AND -

         HUB INTERNATIONAL LIMITED, A CORPORATION INCORPORATED
         PURSUANT TO THE LAWS OF ONTARIO;

         ("THE HUB")


         In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       INTERPRETATION

         (a) "AGREEMENT" means this agreement, all Schedules attached hereto and the amendments made hereto by written agreement between the Executive and the Broker;

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         (b)   "BASIC COMPENSATION" means the compensation indicated in
               SCHEDULE "B";

         (c) "BENEFITS" means the benefits to which the Executive is entitled in accordance with SCHEDULE "B";

         (d) "DEATH" means a natural death and, in addition, is deemed to include a continuous period of at least SIX (6) MONTHS during which time the Executive has not been in the offices of the Broker during normal working hours and the Executive's whereabouts are unknown to the Broker;

         (e) "DISABILITY" means the mental or physical state of the Executive is such that the Executive would be considered to suffer from a "total disability" or a "disability" or to be "totally disabled" or "disabled" in accordance with the Broker's group benefits insurance policy at the relevant time;

         (f)   "SCHEDULE" means a schedule to this Agreement;

         (g)   "SECTION" means a section or subsection to this Agreement;

         (h) "SERVICES" means the duties and the responsibilities set out in SCHEDULE "A" to this Agreement, as the same may be amended or extended by agreement of the parties from time to time;

         (i) "SUBSIDIARIES" means the "subsidiary companies", as defined in the SECURITIES ACT (Ontario), of The Hub, including the Broker;

         (j)   "THE HUB" means Hub International Limited;

         (k)   "THE HUB GROUP" means The Hub and the Subsidiaries; and
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         (l)   "VACATION" means the vacation to which Executive is entitled, as contemplated in SCHEDULE "B".

1.2 It is agreed by and between the parties hereto that the Schedules referred to herein, as itemized below and attached hereto, shall form a part of this Agreement and this Agreement shall be construed as incorporating such
Schedules:

         SCHEDULE "A" - Services
         SCHEDULE "B" - Basic Compensation, Benefits and Vacation



2.       EMPLOYMENT

2.1 The Broker agrees to employ the Executive and the Executive accepts such employment and represents to the Broker that the Executive has the required skills and expertise to perform the Services.

2.2 During the term of the Executive's employment with the Broker the Executive agrees to devote the whole of the Executive's business time and attention to the Services in a conscientious and competent manner and with the utmost integrity.

2.3 The Executive shall perform the Services primarily at the office of the Broker at such locations as the Broker's and The Hub's reasonable needs may dictate from time to time.

3.       REMUNERATION AND BENEFITS

3.1 The Executive shall be paid the Basic Compensation in such payment periods as are established from time to time by the Broker for its employees, subject to deduction and remittance to the appropriate governmental authority of all applicable taxes and other amounts.

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3.2      The Executive shall be entitled to and the Broker shall provide the
Benefits.

3.3 The Broker shall reimburse the Executive for reasonable travel and other business expenses incurred by the Executive in performing the Services, as approved in advance by the Broker.

3.4 The Executive shall be entitled to the Vacation, to be scheduled at the mutual convenience of the parties.

4.       PROPRIETARY, CONFIDENTIALITY AND NON-SOLICITATION



4.1 PROPERTY. The Executive acknowledges and agrees that all books of business, policies of insurance, documents, computer records, vouchers and other books, papers and records connected with the business of The Hub Group, whether paid for, serviced or produced by the respective corporation of The Hub Group or not, are the property of the respective corporation and shall be at all times open to the respective corporation for the purposes of examination, and shall be turned over and surrendered to the respective corporation or its representatives upon the order of the respective corporation or on the termination of the Executive's employment with the Broker of any reason whatsoever.

4.2 CONFIDENTIALITY. The Executive acknowledges that in the course of carrying out the Executive's duties to the Broker, the Executive will have access to and will be entrusted with confidential information concerning the business and corporate affairs of the Broker, the other corporations of The Hub Group and their clients ("Confidential Information"), including information pertaining to the respective corporation's relationship with insurance carriers, employee and producer compensation structures, client underwriting and policy renewal information, internal accounting procedures, policies and information, unique insurance product features, insurance programs developed by the respective corporation (with or without the assistance of the Executive), marketing strategies and employee training procedures. The Executive agrees that all Confidential Information




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acquired by the Executive or disclosed to the Executive shall be held in the strictest confidence. The Executive shall not disclose any Confidential Information to any other person during the term of the Executive's employment or at any time thereafter without the prior written consent of the respective corporation, except as may be required for the Executive to fulfil the Executive's employment duties to the Broker. Neither during the term of the Executive's employment nor at any time thereafter will the Executive make use of any Confidential Information for the Executive's own benefit or for the benefit of any other person or persons, firm, partnership, association or corporation other than The Hub Group, or assist others in so doing; provided that nothing herein shall prohibit the Executive from using Confidential Information that:

         (i) was readily available to the public at the time such information was available to the Executive;

         (ii) become readily available to the public after the time such information was made available to the Executive other than through a breach of this Agreement; or

         (iii) is subsequently, lawfully and in good faith obtained by the Executive from an independent third party without a breach of this Agreement.



         The Executive acknowledges and agrees that the disclosure of any Confidential Information to competitors of the Broker or the other corporations of The Hub Group or to the general public may be highly detrimental to the business interests of The Hub Group. The Executive acknowledges and agrees that the right of The Hub Group to maintain Confidential Information as confidential constitutes a proprietary right which the respective corporation is entitled to protect. Unless otherwise agreed to by the respective corporation, all Confidential Information shall be and shall remain the sole and exclusive property of the respective corporation. The Executive shall return to the Broker, forthwith upon the effective date of termination of the Executive's employment for any reason whatsoever, all Confidential Information acquired in connection with the Executive's employment by the Broker. The Executive hereby agrees with the Broker that, in the event of any


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breach by the Executive of the provisions of this SECTION 4.2, the respective corporation(s) of The Hub Group shall be entitled to equitable relief, including an injunction and specific performance, in any competent court having jurisdiction over the Executive, in addition to all other remedies available to the respective corporation at law or in equity.

4.3      NON-COMPETITION AND NON-SOLICITATION


         (a) The Executive covenants and agrees that the Executive will not, without the prior written consent of the Broker, either during the term of this Agreement or at any time within a period of TWO
               (2) YEARS following the termination of this Agreement in accordance with its terms, either individually, in partnership, jointly, or in conjunction with any other person or persons, firm, partnership, association, company, corporation or any other entity as principal, agent, employee, shareholder, or in any other capacity whatsoever carry on or be engaged in, or be concerned with or be interested in or advise, lend money to, guarantee the debts or obligations of, or permit the Executive's name or any part thereof to be used or employed by any person or persons, firm partnership, association, company, corporation or any other entity engaged in or concerned with, or interested in any insurance agency or brokerage business in BRITISH COLUMBIA. Notwithstanding the foregoing, the provisions of this SECTION 4.3(A) shall not apply in the event that this Agreement is terminated by the Broker pursuant to SECTION 5.1 or the employment of the Executive is otherwise terminated by the Broker without cause.

         (b) The Executive agrees that the Executive shall not directly or indirectly approach or solicit any client of The Hub Group except for the benefit of The Hub Group or attempt to direct any such client away from The Hub Group at any time during the term of the Executive's employment and for the period of




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               TWO (2) YEARS after termination of this Agreement in accordance with its terms.

         (c) If the Executive violates any of the provisions of SECTIONS 4.3(B), the Executive shall pay to The Hub a sum equal to THREE
               (3) TIMES the annual commissions and fees generated by clients obtained by the Executive in violation of SECTION 4.3(B). For each such client, the annual commissions and fees shall be the greater of the amount generated in the year preceding and the amount generated in the year following the date upon which the client becomes a client of the competing business.


         (d) The amount payable by the Executive under SECTION 4.3(C) shall be paid in cash and as soon as it is determinable and may be set-off by the Broker against any amount owing or to become owing by the Broker or The Hub to the Executive. The Executive acknowledges that the said amount is a reasonable calculation of the respective corporation's liquidated damages given the interest of the corporation in maintaining its client base and the future profits which would be foregone by the corporation if the Executive violates the provisions of SECTION 4.3(B). The Executive further acknowledges that the payment by the Executive pursuant to SECTION 4.3(C) shall in no way limit the other remedies to which the respective corporation of The Hub Group may be entitled as a result of the Executive's breach of SECTIONS 4.3(A) or (B). Without limiting the generality of the foregoing, the Executive recognizes that a breach by the Executive of any of the covenants contained in SECTION 4.3(A) would result in damages to the respective corporation of The Hub Group and that The Hub Group may not be adequately compensated for such damages by the payment of the amounts contemplated in SECTION 4.3(C). The Executive agrees that in the event of any such breach, and in addition to any other remedies available to The Hub

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               Group at law or otherwise, The Hub shall, on behalf of the respective corporation of The Hub Group, be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the Executive with the provisions of SECTIONS 4.3(A) and (B).

4.4 The Executive agrees that all restrictions in this SECTION 4 are necessary and fundamental to the protection of the business of the Broker and the other corporations of The Hub Group and are reasonable.

5.       TERM AND TERMINATION

5.1 This Agreement and the employment of the Executive hereunder shall be for an indefinite term, subject to termination by the Broker for any reason whatsoever without notice, provided that, in the event that the Agreement is terminated by the Broker in accordance with this SECTION 5.1, the Executive shall be entitled to continue to receive an amount equal to the Basic Compensation (save and except the bonus component, if any, related thereto) and the value of the group insurance and automobile allowance components of the Benefits for the severance period hereinafter defined. Notwithstanding the foregoing, in the event that the Executive breaches any of the provisions of
SECTION 4, effective as at the date of such breach the Executive shall not be entitled to any further payment, provided however, that in no event shall the Executive receive an amount that is less than the prescribed minimum under applicable employment standards legislation. For the purposes of this SECTION 5.1, "SEVERANCE PERIOD" means the period commencing as at the effective date of such termination and ending on the first anniversary of the date thereof.

5.2 Notwithstanding SECTION 5.1, this Agreement may be terminated immediately by either party, for cause, without further obligation to the other party (THE "DEFAULTING PARTY"), on notice to the defaulting party in the event that the defaulting party:



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         (a)   shall make a general assignment for the benefit of creditors or shall be adjudicated a bankrupt or insolvent or file a voluntary petition or answer seeking reorganization or an arrangement with its creditors or take advantage of a bankruptcy, insolvency, dissolution or liquidation law or analogous statute; or

         (b) is in continuing breach of any of its material covenants or obligations hereunder and has failed to rectify such breach within SIXTY (60) DAYS following receipt of notice of such breach from the other party;

provided that, in the event that the Agreement is terminated by the Broker in accordance with this SECTION 5.2, the Executive shall be entitled to receive an amount equal to the Basic Compensation and the value of Benefits to the date of termination.

5.3 Notwithstanding SECTION 5.1, this Agreement may be terminated by the Broker on notice to the Executive due to the Disability of the Executive, upon NINETY (90) DAYS' notice to the Executive.

5.4 Notwithstanding SECTION 5.1, this Agreement shall be terminated immediately upon the Death of the Executive or, unless otherwise agreed by the parties, upon the Executive attaining SIXTY-FIVE (65) YEARS of age.

5.5      Upon termination of this Agreement in accordance with SECTION 5.1 or
SECTION 5.2, the Executive shall have no other claim against the Broker for damages for failure to give reasonable notice or pay in lieu of notice, severance pay or otherwise, except as set out in the respective Section.

5.6 In the event of termination of this Agreement in accordance with the terms hereof, the provisions of SECTION 4 shall continue in full force and effect.



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6.       ARBITRATION

         Any question, dispute or disagreement (HEREINAFTER REFERRED TO
AS THE "DISPUTE") arising under or pertaining to this Agreement including the interpretation, application or construction of this Agreement or any part thereof shall be determined by arbitration in accordance with the following terms and provisions:

         (a) the Dispute shall be submitted to a single arbitrator as may be agreed upon by the parties hereto, provided that if a single arbitrator has been requested by one of the parties hereto and the other party fails to agree on a single arbitrator, then the Dispute may be referred to a board of THREE (3) arbitrators or TWO (2) to be named, as to ONE (1) each, by the parties and the third to be appointed by the first TWO (2) named arbitrators;

         (b) if either party shall refuse or neglect to appoint an arbitrator within TEN (10) business days after the other party shall have appointed an arbitrator and shall have served a written notice upon the party so refusing or neglecting to appoint an arbitrator, then the arbitrator first appointed shall, at the request of the party appointing the Executive to proceed to hearing and determine the Dispute as if he or she were a single arbitrator appointed by both parties for that purpose;

         (c) if TWO (2) arbitrators are so named within the time prescribed and they do not agree within a period of TEN (10) business days upon the appointment of the third arbitrator, then upon the application of either party, the third arbitrator shall be appointed by a Judge of the Supreme Court of British Columbia;

         (d) the determination of the Dispute which shall be made by the said arbitrators of a majority of them, or by a single arbitrator, as the case may be, shall be


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               final and binding upon the parties hereto and the costs of the arbitration and remuneration of the third arbitrator shall be borne equally between all parties thereto, each party bearing the remuneration of the arbitrator appointed by it; and

         (e) the provisions of SECTION 6 shall be deemed to be submission to arbitration within the provisions of the COMMERCIAL ARBITRATION ACT of British Columbia, as amended from time to time.


7.       GENERAL PROVISIONS

7.1 Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Executive by the Broker, are hereto terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

7.2 The provisions hereof, when the context permits, shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and assigns of the Broker, respectively.

7.3 This Agreement shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.4 If any covenant or provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and this Agreement shall be read and construed as if such void or unenforceable provision were excluded from this Agreement.
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7.5      Any notice, demand, request, consent, approval or waiver required or permitted to be given hereunder shall be in writing and may be given to the party for whom it is intended by personally delivering it to such party or by mailing the same by prepaid registered mail:

                  In the case of the Broker, to:

                  BARTON INSURANCE BROKERS LTD.
                  45710 AIRPORT ROAD
                  CHILLIWACK, B.C.
                  V2P 6Z9

                  ATTENTION:  R. CRAIG BARTON


         And in the case of the Executive, to the Executive's last known address.


         Any such notice or other documents delivered personally shall deemed to have been received by and given to the addressee on the day of delivery and any such notice or other documents mailed, as aforesaid, shall be deemed to have been received by and given to the addressee on the third business day following the date of mailing. Any party may at any time give notice to the other or any change of address.

7.6 All amounts referred to herein are in Canadian dollars unless otherwise indicated.

         IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.



                            BARTON INSURANCE BROKERS LTD.

                            Per: /s/ W. Kirk James
                                 -------------------------------
                                 Authorized Signatory




                            /s/ R. Craig Barton
                            -----------------------------------
                            R.  CRAIG BARTON


                            HUB INTERNATIONAL LIMITED

                            Per: /s/ W. Kirk James
                                 ------------------------------
                                 Authorized Signatory


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                     THIS IS SCHEDULE "A" REFERRED TO IN THE
                    ANNEXED EMPLOYMENT AGREEMENT MADE BETWEEN
                          THE BROKER AND THE EXECUTIVE




                                    SERVICES




The Executive shall perform such duties as the Broker, acting reasonably, shall assign from time to time in connection with the Executive's position as President and Chief Executive Officer of the Broker, including, without limitation, the following:




         To follow the lawful orders and directions of the Board of Directors of the Broker provided to the Executive from time to time.



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                     THIS IS SCHEDULE "B" REFERRED TO IN THE
                    ANNEXED EMPLOYMENT AGREEMENT MADE BETWEEN
                          THE BROKER AND THE EXECUTIVE




                               BASIC COMPENSATION


The Executive is entitled to be paid the following salary and/or commission, subject to review from time to time and adjustment as recommended by the President of The Hub and approved by the Chair of The Hub having regard to the performance of the Broker relative to the Broker's Basic Profit and NIBGAIT targets (as defined in the Management Bonus Agreement between the Broker and The
Hub):


              FOUR HUNDRED THOUSAND ($400,000.00) DOLLARS PER ANNUM


                                    BENEFITS


O Group insurance (including medical, dental, death and disability) and such other benefits as are made available to employees of the Broker, provided that the Executive qualifies for coverage under such plans.

O        A monthly automobile allowance.


                                    VACATION


The Executive shall be entitled to such vacation as the Broker may agree upon.